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                                                                   Exhibit 21



                     SUBSIDIARIES OF OGLEBAY NORTON COMPANY
                     --------------------------------------



                                                     State of Incorporation
              Name of Subsidiary                         or Organization
              ------------------                         ---------------

 Canadian Ferro Hot Metal Specialties Limited            Ontario, Canada

          Colorado Silica Sand, Inc.                        Colorado

                 Laxare, Inc.                             West Virginia

   Oglebay Norton Engineered Materials, Inc.                  Ohio

   Oglebay Norton Industrial Minerals, Inc.                   Ohio

     Oglebay Norton Industrial Sands, Inc.                 California

       Oglebay Norton Investment Company                      Ohio

       Oglebay Norton Limestone Company                     Michigan

        Oglebay Norton Terminals, Inc.                        Ohio
        d/b/a Cleveland Bulk Terminals

          ON Coast Petroleum Company                          Texas

             ONCO Eveleth Company                           Minnesota

             ONCO Holding Company                             Ohio

                ONCO WVA, Inc.                            West Virginia

                  ONTEX, Inc.                               Delaware

            Saginaw Mining Company                            Ohio

               Texas Mining, LP                             Delaware



                                      I-84